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                                                                                                             APPENDIX
                                                  Carolina Power & Light Company
                                           (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                                           CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                             (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                       SEPTEMBER 30, 1996


   STATEMENTS OF INCOME
                                                           Three Months Ended     Nine Months Ended       Twelve Months Ended
                                                              September 30          September 30              September 30
   (In thousands except for per share amounts)              1996       1995      1996         1995         1996         1995
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Revenues                                    $ 831,590 $ 875,500 $  2,301,143 $  2,285,703 $  3,021,994 $  2,924,969
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Expenses
     Operation - fuel                                      141,139   154,776      391,660      408,694      512,778      520,312
                 purchased power                           108,621   110,538      320,298      309,334      420,904      403,796
                 other                                     116,967   133,841      368,066      400,025      509,488      539,609
     Maintenance (Note 4)                                   79,156    45,206      170,820      143,314      224,091      200,591
     Depreciation and amortization                          94,283    91,415      280,169      272,586      372,110      359,094
     Taxes other than on income                             37,364    38,686      110,020      112,886      141,178      142,162
     Income tax expense                                     82,123    99,424      226,390      193,782      291,832      228,574
     Harris Plant deferred costs, net                        7,812     7,174       20,201       20,957       27,372       27,638
   ------------------------------------------------------------------------------------------------------------------------------
           Total Operating Expenses                        667,465   681,060    1,887,624    1,861,578    2,499,753    2,421,776
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Income                                        164,125   194,440      413,519      424,125      522,241      503,193
   ------------------------------------------------------------------------------------------------------------------------------
   Other Income
     Allowance for equity funds used during construction         4       774        2,226        2,671        2,905        2,984
     Income tax credit                                       5,488     4,036       14,319       10,533       22,327       14,582
     Harris Plant carrying costs                             1,530     2,027        5,888        6,374        7,811        8,685
     Interest income                                           689     2,058        2,864        7,427        4,117        8,265
     Other income, net                                       2,374     5,523       14,372       13,794        9,642       19,786
   ------------------------------------------------------------------------------------------------------------------------------
           Total Other Income                               10,085    14,418       39,669       40,799       46,802       54,302
   ------------------------------------------------------------------------------------------------------------------------------
   Income Before Interest Charges                          174,210   208,858      453,188      464,924      569,043      557,495
   ------------------------------------------------------------------------------------------------------------------------------
   Interest Charges
     Long-term debt                                         42,408    46,993      130,437      140,834      177,000      184,932
     Other interest charges                                  3,833    11,288       15,738       22,327       19,307       25,055
     Allowance for borrowed funds used
        during construction                                 (1,190)   (1,328)      (3,148)      (4,137)      (4,129)      (4,267)
   ------------------------------------------------------------------------------------------------------------------------------
            Net Interest Charges                            45,051    56,953      143,027      159,024      192,178      205,720
   ------------------------------------------------------------------------------------------------------------------------------
   Net Income                                              129,159   151,905      310,161      305,900      376,865      351,775
   Preferred Stock Dividend Requirements                    (2,402)   (2,402)      (7,206)      (7,206)      (9,609)      (9,609)
   ------------------------------------------------------------------------------------------------------------------------------
   Earnings for Common Stock                             $ 126,757 $ 149,503 $    302,955 $    298,694 $    367,256 $    342,166
   ==============================================================================================================================

   Average Common Shares Outstanding (Note 3)              143,738   146,161      143,724      146,867      143,881      146,952
   Earnings per Common Share (Note 3)                    $    0.88 $    1.02 $       2.11 $       2.03 $       2.55 $       2.33
   Dividends Declared per Common Share                   $   0.455 $   0.440 $      1.365 $      1.320 $      1.820 $      1.760

   ..............................................................................................................................
   See Supplemental Data and Notes to Financial Statements.
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